Exhibit 10.4

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT (this “Agreement”) is dated as of the 26th day of June, 2012, by and among Pure Bioscience, Inc., a Delaware corporation (the “Company”), the undersigned holders of Notes whose names are set forth on Schedule I attached hereto (collectively, the “Noteholders”), or the undersigned person acting as representative of the Noteholders (the “Noteholders’ Representative”) , and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.  The Company, Noteholders, and the Noteholders’ Representative are sometimes referred to herein, collectively, as the “Interested Parties.”

WHEREAS, the Company and the Noteholders have entered into a Security Agreement dated June 26, 2012 (the “Security Agreement”), pursuant to which the Company has granted to the Noteholders a security interest in certain property of the Company, including without limitation the Escrow Shares, in connection with the Noteholders’ purchase of the Notes; and

WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the Escrow Shares deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement.

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

(a)           “Independent Third Party” shall mean the independent third party set forth on Schedule II hereto.

(b)           “Notes” shall mean the Zero Coupon Secured Convertible Notes purchase by the Noteholders from the Company pursuant to the terms of the Securities Purchase Agreement dated June 26, 2012 between the Company and the Noteholders.

(c)           “Transfer Agent” shall mean the transfer agent of the Company, Computershare N.A., with an address of 350 Indiana Street, Suite 800, Golden, Colorado 90401, and a telephone number of (303) 262-0600.

2.           Deposit of Escrow Property.  On June 26, 2012, the Company shall issue the shares of common stock, par value $0.01, of the Company listed on the attached Schedule III (the “Escrow Shares”) in the name of “Embassy & Co.” as nominee for the Escrow Agent, which shares shall be registered on the books of the Transfer Agent, and shall deliver to the Escrow Agent a statement evidencing such issuance, and the Escrow Agent shall hold and administer the Escrow Shares (said Escrow Shares, together with any dividends and other distributions therefrom or proceeds thereof received by the Escrow Agent, collectively, the “Escrow Property”) subject to the terms of this Agreement.  The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

3.           Claims and Payment; Release from Escrow.  The Escrow Shares shall be released to the applicable Interested Parties as follows:

(a)           Pursuant to the provisions of the Security Agreement, on each occasion on which the Noteholders’ Representative determines in good faith that the Company is in default or that an event of default (a “Default”) has occurred under the Security Agreement, the Noteholders’ Representative may deliver to the Escrow Agent and the Company a written request for the distribution of the Escrow Shares in accordance with Section 5(a) (a “Default Notice”), which notice shall describe in reasonable detail the facts giving rise to the Default, and a reference to the provision of the Security Agreement or any ancillary agreement upon which such claim of Default is based.

(b)           If, within twenty (20) days after the Noteholders’ Representative’s delivery of a Default Notice, Company does not notify the Escrow Agent in writing (with a copy to the Noteholders’ Representative) that the Company objects in good faith to the Default (an “Objection”), the Escrow Agent shall promptly distribute the Escrow Shares as instructed in the Default Notice.

(c)           If, within twenty (20) days after the Noteholders’ Representative’s delivery of a Default Notice, the Company delivers to the Escrow Agent an Objection, the Escrow Agent shall not distribute the Escrow Shares as instructed in the Default Notice, pending either (i) joint written instructions from the Noteholders’ Representative and the Company specifying the agreement of the parties as to the action to be taken with respect to such Default (“Default Instructions”) or (ii) receipt by the Escrow Agent of a notice from the Noteholders’ Representative or the Company stating that such dispute has been submitted to a court of competent jurisdiction for judgment, and that a final judgment with respect to such matters has been rendered, which notice shall be accompanied by a copy of a final, non-appealable order of the court pursuant to which such court has determined whether and to what extent the Noteholders’ Representative is entitled to the Escrow Shares requested in such Default Notice, and a statement by the submitting party that such decision is final and non-appealable (such notice, decision and statement, collectively, a “Determination Order”).  A copy of such Determination Order shall also be sent by the Noteholders’ Representative or the Company, as the case may be, to the other party concurrently with the delivery thereof to the Escrow Agent.

(d)           If the Escrow Agent has received Default Instructions or a Determination Order, and if such Default Instructions or Determination Order indicates that the Noteholders are entitled to distribution of the Escrow Shares set forth in the Default Notice, then the Escrow Agent shall promptly, but in any event within five (5) business days after such receipt, distribute such Escrow Shares as set forth in Section 5(a).  If such Default Instructions or Determination Order indicates that the Noteholders are not entitled to all or any portion of the Escrow Shares, then the Escrow Agent shall hold the amount to which the Noteholders are determined not to be entitled in accordance with the terms of this Agreement until such amounts are to be (i) cancelled pursuant to Section 3(e) below, (ii) distributed to the Noteholders in respect of another Default Notice pursuant to Section 3(a) through 3(d), or (iii) distributed to the Noteholders, the Company or otherwise, in each case upon the receipt of joint written instructions from Company and Noteholders’ Representative.

(e)           To the extent not previously distributed to the Noteholders pursuant to this Section 3, the Escrow Shares shall be cancelled as set forth in Section 5(b) on the earlier of (i) written confirmation from the Noteholders’ Representative and the Company that the Noteholders’ security interest in the Escrow Shares has been terminated, and (ii) the date that is six (6) months after the date hereof, unless any Default Notice theretofore delivered is then pending and unresolved, in which case the number of Escrow Shares relating to such Default Notice(s) which are still pending and unresolved as of such date shall be retained by the Escrow Agent (a “Retained Shares”), and the balance of the Escrow Shares shall be cancelled as set forth in Section 5(b).  The Escrow Agent shall thereafter distribute or cancel the Retained Shares, as applicable, as and when it receives Default Instructions or a Determination Order, as applicable, relating to the Default, or, in the alternative, if it has not received an Objection within the allotted time pursuant to Section 3(b).

4.           Certain Terms Concerning Escrowed Property.  Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Property (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise).  Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of the Independent Third Party received by the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to the Company, as the issuer of the Escrow Shares, a proxy or other instrument in the form supplied to the Escrow Agent as the record holder of the Escrow Shares for voting or otherwise exercising any right of consent with respect to any of the Escrow Property held by it hereunder, in accordance with the instructions provided by the Independent Third Party (provided that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity).  Except as provided in this Section 4, the Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

5.           Distribution Of Escrow Shares.

(a)           Any distribution of all or a portion of the Escrow Shares to the Noteholders shall be made by delivery to the Transfer Agent of the statement evidencing the nominee of the Escrow Agent as the registered holder of the Escrow Shares, with instruction to the Transfer Agent to transfer and issue an aggregate number of Escrow Shares being distributed, allocated among the Noteholders based upon his or her pro rata share according to the percentages set forth on Schedule I (as nearly as practicable), in each case by issuing to each such Noteholder a stock certificate or other statement or document representing such allocated shares, registered in the name of each Noteholder set forth on Schedule I and mailed by first class mail to such Noteholders’ address set forth on Schedule I (or to such other address for any Noteholder as the Noteholders’ Representative may have previously instructed the Escrow Agent in writing); and, if less than all the then remaining Escrow Shares are to be so distributed and transferred, the Escrow Agent shall instruct the Transfer Agent to issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) a stock certificate or other statement evidencing the nominee of the Escrow Agent as the record holder of the remaining Escrow Shares.  The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the Transfer Agent in connection with the foregoing.

(b)           To the extent any Escrow Shares are not distributed to the Noteholders, the Escrow Agent shall return the certificates for the Escrow Shares or any other statement evidencing the nominee of the Escrow Agent as the registered holder of the Escrow Shares to the Transfer Agent, and the Company and the Escrow Agent shall provide instructions to the Transfer Agent to cancel such Escrow Shares.

6.           Dividends.  Any dividends, whether cash dividends or stock dividends, stock splits, and any other distributions from or under the Escrow Shares, received by the Escrow Agent from time to time during the term of this Agreement shall be added to and become a part of the Escrow Property (and, as such, shall become subject to the terms of this Agreement).

7.           Investment of Funds.

(a)           If the Escrow Agent shall have received specific written investment instruction from the Company (which shall include instructions as to term to maturity, if applicable), on a timely basis, the Escrow Agent shall invest the Escrow Property in Eligible Investments, pursuant to and as directed in such instruction.  “Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) investment in the Escrow Agent’s “FDIC Insured Money Market Fund”.  If otherwise qualified, obligations of the Escrow Agent or any of its affiliates shall qualify as Eligible Investments.

(b)           Escrow Agent Not Responsible For Investment Decisions.  Absent its timely receipt of such specific written investment instruction from the Company, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property.  All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow (and any losses on such investments shall be debited to the Escrow Account).  The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c)           Tax Reporting.  The Interested Parties agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Property in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the Company.

8.           Noteholders’ Representative.  The Noteholders’ Representative represents and warrants to the Escrow Agent that [he][she][it] has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind all of the Noteholders to its terms, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations that may be required or that [he][she][it] deems appropriate under this Agreement.  Until notified in writing by the Noteholders’ Representative that [he][she][it] has resigned or that [he][she][it] has been removed by a majority in interest of the Noteholders, the Escrow Agent may rely conclusively and act upon the directions, instructions and notices of the Noteholders’ Representative named herein and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Noteholders filed with the Escrow Agent.

9.           Concerning the Escrow Agent.

(a)           Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Security Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.  Documents and written materials referred to in this Section 9(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by the Escrow Agent as having been signed or presented by a person if it bears, as sender, the person’s e-mail address.

(b)           The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)           The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)           The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, or in carrying out any sale of the Escrow Property permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)           Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

10.           Compensation, Expense Reimbursement and Indemnification.

(a)           The Company agrees (i) to pay or reimburse the Escrow Agent for its attorney’s fees and expenses incurred in connection with the preparation of this Agreement, and (ii) to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Schedule IV and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)           The Company agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)           Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(d)           Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one (1) Business Days’ notice to the Interested Parties of its intent to do so.

11.           Tax Indemnification.  Each of the Interested Parties agrees, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

12.           Resignation.  The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Company and the Noteholders’ Representative.  Prior to the effective date of the resignation as specified in such notice, the Company will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder.  If, however, the Company shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Noteholders’ Representative shall be entitled to name such successor escrow agent.  If no successor escrow agent is named by the Company or the Noteholders’ Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

13.           Dispute Resolution.  It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

14.           Consent to Jurisdiction and Service.  Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of California and of any Federal court located in said State in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement.  In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 17 hereof.

15.           Waiver of Jury Trial.  The Escrow Agent and the Interested parties hereby waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors or assigns, under or in connection with this agreement or any of its provisions or any negotiations in connection herewith.

16.           Force Majeure.  The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

17.           Notices; Wiring Instructions.

(a)           Notice Addresses.  Any notice permitted or required hereunder shall (subject to the terms of Section 9(a), which shall permit the Escrow Agent, at its option, to accept and rely upon confirmed e-mail or equivalent electronic transmission as a communication received in writing) be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to the Company:

Pure Bioscience, Inc.
1725 Gillespie Way, El Cajon, CA, 92020
Attention: Chief Executive Officer
Fax: (619) 596-8790
Tel: (619) 596-8600

If to the Noteholders’ Representative:

Attention: ________________
Fax: ________________
Tel: ________________

If to Escrow Agent:
• By first class mail, to:
U.S. Bank National Association 633 West 5th Street, 24th Floor Los Angeles, CA 90071 Attention: Corporate Trust Stock Escrow Agreement
• If by fax, addressed as above and sent to the following telecopy number: (213) _______
Notices addressed to the Escrow Agent shall be effective only upon receipt.  If any Default Notice, Objection or other document is required to be addressed to the Escrow Agent and any other person, the Escrow Agent may assume without requiring that such other person received such document or the date on which the Escrow Agent received it.

(b)           Wiring Instructions.  Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 14(a) above):

Bank: U.S. Bank
ABA #: 091000022
A/C #: 1-801-5013-5135 Trust A/C#: 163143000
Attn: Corporate Trust
Ref: Stock Escrow

18.           Miscellaneous.

(a)           Binding Effect; Successors.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)           Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

(c)           Governing Law.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(d)           Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)           Counterparts.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)           Patriot Act Compliance.  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  Buyer and Shareholders’ Representative each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the 26th day of June, 2012.

PURE BIOSCIENCE, INC.,
a Delaware corporation

By: ________________________________
Title:
Name:

[NOTEHOLDER REPRESENTATIVE]

By: ________________________________
Title:
Name:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By: ________________________________
Title:
Name:

 [Signature Page to Stock Escrow Agreement]

SCHEDULE I

NOTEHOLDERS

Name and Address of Noteholder	Pro Rata Share (as a percentage) of Outstanding Amount Under All Notes

SCHEDULE II

INDEPENDENT THIRD PARTY

Jack Fitzmorris, an individual, with an address as _________________.  If Jack Fitzmorris is not able to perform his duties as set forth in Section 4 of this Agreement, then the Company and Noteholders holding at least 67% in interest of the Notes based on the percentages set forth in Schedule I of this Agreement shall mutually agree on a substitute Independent Third Party, and the Company and the Noteholders’ Representative shall each notify the Escrow Agent of the identity of such substitute Independent Third Party in accordance with Section 17(a) of this Agreement and this Schedule II shall thereby be deemed amended.

SCHEDULE III

ESCROW SHARES

4,600,000 shares of common stock, $0.01 par value per share, of Pure Bioscience, Inc.

SCHEDULE IV

FEE SCHEDULE